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                                                                   EXHIBIT 10.56

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           TRIAD SENIOR LIVING I, L.P.
                 (FORMERLY KNOWN AS TRI POINT COMMUNITIES, L.P.)


         THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is dated effective as of April 1, 1998, by and between Capital Retirement Group, Inc., a Texas corporation (the "Withdrawing General Partner"), Triad Senior Living, Inc., a Texas corporation (the "General Partner"), Jeffrey L. Beck ("Beck"), JAS Trust ("JAS" and, together with Beck, the "Withdrawing Limited Partners"), Blake N. Fail ("Fail") and Capital Senior Living Properties, Inc., a Texas corporation ("Capital Senior Living" and, together with Fail, the "Limited Partners").

         WHEREAS, the Withdrawing General Partner and the Withdrawing Limited Partners entered into that certain Agreement of Limited Partnership of Tri Point Communities, L.P. (the "Partnership"), dated November 6, 1997 (the "Original Agreement"); and

         WHEREAS, the General Partner desires to purchase the Withdrawing General Partner's interest in the Partnership and the Withdrawing General Partner desires to withdraw from the Partnership; and

         WHEREAS, Fail desires to purchase the Withdrawing Limited Partners' interests in the Partnership and the Withdrawing Limited Partners desire to withdraw from the Partnership; and

         WHEREAS, Capital Senior Living desires to make a capital contribution to the Partnership in exchange for the issuance of a limited partner interest in the Partnership; and

         WHEREAS, the Withdrawing General Partner, the Withdrawing Limited Partners, the General Partner and the Limited Partners desire to effect such transfers and issuances, all as more fully set forth herein; and

         WHEREAS, the General Partner and the Limited Partners desire to continue the existence of the Partnership and to amend and restate the terms and provisions of the Original Agreement, including changing the name of the Partnership to "Triad Senior Living I, L.P.";

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereby agree as follows:






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                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Accountant" - means any independent firm of certified public accountants as may be engaged by the General Partner for the Partnership.

         "Affiliate" - means (a) a General Partner; (b) a Limited Partner; (c) a member of the immediate family of a partner, shareholder, of a General Partner or a Limited Partner; (d) a legal representative of any Person, referred to in the preceding clauses (a) through (c); (e) a trustee for the benefit of any Person referred to in the preceding clauses (a) through (c); (f) a corporation, joint venture, partnership or other business entity which is controlled by such person or entity and/or any one or more of the Persons referred to in the preceding clauses (a) through (c); (g) a corporation, joint venture, partnership or other business entity which controls or is under common control with such person or entity, and/or with a person or entity referred to in the preceding clauses (a) through (c); or (h) the partners, officers, directors and key employees of such entity and/or any corporation, joint venture, partnership or other business entity referred to in the preceding clauses (a), (b), (c), (f) or
(g).

         "Agreement" or "this Agreement" - means this Agreement of Limited Partnership, as amended from time to time.

         "Capital Contributions" - means the gross amount of contributions actually made to the capital of the Partnership by a Partner or all the Partners, as the case may be. Loans to the Partnership by any Partner shall not be considered a Capital Contribution.

         "Certificate" - means the Certificate of Limited Partnership of this Partnership filed with the Secretary of State of the State of Texas, as such Certificate may be further amended and filed from time to time.

         "Certificate of Occupancy" - means that certain certificate of occupancy which has been issued for any building at a Property.

         "Code" - means the Internal Revenue Code of 1986, as amended.

         "Development Agreement" - means the development agreement between the Partnership and Capital Senior Development, Inc. relating to the Properties, as such agreement may be amended from time to time.

         "Fiscal Year" - means the fiscal year of the Partnership as set forth in Section 11.1 hereof.


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         "General Partner" - means Triad Senior Living, Inc., and any additional or successor General Partner(s) designated in any case as such in accordance with the provisions of this Agreement, and, from time to time, holding such position in accordance with such provisions.

         "Gross Receipts" - means all revenues received by the Partnership from the operations of its business attributable to a particular period as determined in accordance with the cash receipts and disbursements method of accounting, and including, without limitation, any loans from Partners and third parties, and other amounts paid by Partners and third parties to the Partnership, but not including capital contributions.

         "Limited Partners" - means Blake N. Fail and Capital Senior Living Properties, Inc., and any additional or substitute Limited Partner(s) as may be designated as such in accordance with the provisions of this Agreement.

         "Lenders" - means Bank One, Texas, N.A. and the other Lenders (as such term is defined therein) under the Master Loan Agreement dated December 23, 1997 by and among Tri Point Communities, L.P., Bank One, Texas, N.A., as Agent for the Lenders, and the Lenders named therein, as the same may be modified, amended or restated from time to time, GMAC Commercial Mortgage Corporation or their successors and/or assigns.

         "Loan" - means those certain loans from Lenders to the Partnership in the original aggregate principal amount of $50,000,000.00 each.

         "Loan Documents" - means all documents evidencing, securing or otherwise entered into in connection with the Loan, including, without limitation, Note, Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, Assignment of Leases and Rents, and UCC-1 Financing Statement.

         "Management Agreement" means the management agreement between the Partnership and Capital Senior Living, Inc. relating to the Properties, as such agreement may be amended from time to time.

         "Net Cash Flow" - means the amount, if any, by which Gross Receipts plus cash reserves of the Partnership from the previous period exceed Operating Expenses for such particular period, to the extent the General Partner determines, in its sole discretion, that cash is not otherwise required for Partnership purposes, including the setting up or continuing of a reasonable working capital reserve for the Partnership. "Net Cash Flow" shall not include or reflect any proceeds received or expenses incurred in connection with the sale or other disposition of all or substantially all of the assets of the Partnership or the termination and liquidation of the Partnership.

         "Operating Expenses" - means all cash expenditures of any kind or nature incurred by the Partnership attributable to a particular period, as determined in accordance with the cash receipts and disbursements method of accounting.






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         "Partner" or "Partners" - means the General Partner or the Limited
Partners, or any of them.

         "Partnership" - means the limited partnership evidenced by this Agreement, as said limited partnership may from time to time be constituted, amended and, if necessary, reconstituted, including any successor limited partnership.

         "Percentage Interests" - means the percentage set forth opposite the name of such Partner under the column "Interest" in Exhibit B attached hereto and made a part hereof for all purposes.

         "Person" - means an individual, firm, corporation or other legal entity.

         "Properties" - means those certain tracts of land which have been agreed to in writing by all of the Partners. Upon such written approval, the General Partner shall attach the legal description for a Property hereto as Exhibit A.

         "Revised Act" - means the Texas Revised Limited Partnership Act, as adopted and from time to time amended by the State of Texas.

                                   ARTICLE II

                       FORMATION NAME AND OFFICE; PURPOSE

Section 2.1       Formation

         The Partnership commenced on November 6, 1997 as a Texas limited partnership effective upon the filing of the Certificate with the Secretary of State of the State of Texas pursuant to the provisions of the Revised Act, and shall continue for the purpose and upon the terms and conditions herein set forth.

Section 2.2       Name, Registered Agent and Registered Office

         The name of the Partnership shall be Triad Senior Living I, L.P. or such other name as the General Partner shall hereafter designate by notice to the Limited Partners and by amendment to the Certificate properly filed with the Secretary of State of the State of Texas. The principal place of business in Texas where books and records of the Partnership will be kept and made available shall be 14332 Regency Place, Dallas, Texas 75240, or such other place as the General Partner may from time to time designate in a notice to the Limited Partners and by amendment to the Certificate. The registered office of the Partnership and the registered Agent shall be as set forth in the Certificate, or such other registered Agent and registered office as the General Partner may from time to time designate in a notice to the Limited Partners and by amendment to the Certificate.


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Section 2.3       Purpose

         The purpose of the Partnership shall be strictly limited to activities relating to the acquisition, ownership, operation, and sale of the Properties, and such other activities as are incidental thereto, including without limitation, entering into the Loan and the performance of the Partnership's obligations under the Loan Documents.


                                   ARTICLE III

                                      TERM

         The term of the Partnership shall commence upon the filing of the Certificate with the Secretary of State of the State of Texas, and shall continue until December 31, 2050, on which date the Partnership shall terminate, unless sooner dissolved upon the occurrence of any of the events of dissolution or termination, as described in Article X.

                                   ARTICLE IV

              INTERESTS OF THE GENERAL PARTNER AND LIMITED PARTNERS

Section 4.1       General Partner

         The General Partner is Triad Senior Living, Inc., and it shall have a 1% interest in the Partnership. Except as provided in Article IX of this Agreement, no other Person shall become a General Partner in the Partnership. The address of the General Partner is set forth on Exhibit B.

Section 4.2       Limited Partners

         The Limited Partners are Blake N. Fail and Capital Senior Living Properties, Inc., which shall have the interests in the Partnership as shown on Exhibit B. Except as provided in Article IX of this Agreement, no other Person shall become a Limited Partner or substitute Limited Partner in the Partnership. The address of the Limited Partners are set forth on Exhibit B.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

Section 5.1       Capital Contribution of the General Partner

         The General Partner has contributed to the Partnership the amount set forth on Exhibit B. The General Partner shall not be obligated to pay any Partnership expenses or make any capital contributions to the Partnership except as provided in this Section 5.1 and Section 5.3.


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Section 5.2       Capital Contribution of the Limited Partners

         The Limited Partners have contributed or will contribute to the Partnership the amounts set forth on Exhibit B. The Limited Partners shall not be obligated to make any other capital contributions to the Partnership except as provided in this Section 5.2 and Section 5.3.

Section 5.3       Additional Capital Contributions

         The Partners may, but are not required to, make their pro rata share (based on Percentage Interests) of any additional capital contributions to the Partnership. In the event that any Partner does not make such additional capital contribution, the Partnership shall return the amounts contributed by the Limited Partners for such additional capital contributions. The additional capital contributions shall be due only upon the written notice from the General Partner to the Partners.

         The General Partner shall contribute to the capital of the Partnership in the amount required and at the time specified in Section 2.2(d) of Exhibit C attached hereto.

Section 5.4       Return or Withdrawal of Capital Contributions; Distributions

         Except as otherwise expressly provided in this Agreement, none of the Partners shall be entitled to demand a refund or return of any Capital Contribution or to withdraw any part of its capital account or to receive any distribution from the Partnership.

Section 5.5       Capital Accounts

         A capital account shall be established and maintained for each Partner as set forth in Exhibit C attached hereto.

Section 5.6       Loans by the Partners.

         If the General Partner determines that the Partnership needs additional capital, it may request that the Partners make loans to the Partnership. Then each Partner shall have the option, but not the obligation, to loan to the Partnership some or all of the aggregate amount of the requested loan. Any loans made by the Partners shall not be considered to be contributions to the capital of the Partnership.

                                   ARTICLE VI

                                LIMITED PARTNERS

Section 6.1       Powers: Actions

         The Limited Partners shall neither participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, said powers being vested solely and exclusively in the General Partner.


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Section 6.2       Limitation of Liability

         Anything to the contrary herein expressed or implied notwithstanding, the Limited Partners shall not be personally liable for any of the debts of the Partnership or any of the losses thereof in excess of their respective shares of Partnership assets, capital contributions which they have made or are obligated to make to the Partnership, and their share of the Partnership's income and gains; provided, however, that to the extent required by applicable law, if a Limited Partner receives a distribution at a time when it knew that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to the Partners with respect to the partnership interests and liabilities for which the recourse of creditors is limited to specific Partnership assets, exceed the fair value of the Partnership's assets (except that the fair value of property that is subject to a liability for which there is recourse of creditors is limited shall be included in the Partnership's assets only to the extent that the fair value of that property exceeds that liability), then the Limited Partner receiving such distribution shall be liable for the return of such distribution.

                                   ARTICLE VII

                                 GENERAL PARTNER

Section 7.1       Powers; Actions

         The General Partner shall manage and control the business and affairs of the Partnership. Without limiting the generality of the foregoing, the General Partner shall have full power to (i) manage the Partnership; (ii) execute such documents as it may deem advisable for Partnership purposes, including, without limitation, the Loan Documents and all documents necessary for the acquisition, financing, refinancing, ownership, operation and sale of the Property; (iii) acquire, sell, lease, transfer, assign, convey, mortgage, refinance, or otherwise dispose of or deal with all or any part of the Property on such terms as it deems reasonable; (iv) establish and maintain, to the extent Partnership funds are available, reasonable reserves for anticipated and unanticipated expenses relating to the activities of the Partnership; (v) perform or cause to be performed the Partnership's obligations, and exercise or cause to be exercised all of the Partnership's rights, under any agreement to which the Partnership or any nominee of the Partnership is a party; and (vi) on behalf of the Partnership, employ, engage, retain or deal with any Person, including any Affiliate, to perform services in connection with the ownership and operation of the Property, provided in all such cases such services are deemed by the General Partner to be advisable and the compensation therefor is reasonable.

Section 7.2       Restrictions on the General Partner

                  (a) Notwithstanding the foregoing in Section 7.1 or any other provision of this Agreement, the Partnership shall be subject to the following restrictions and the General Partner shall have no authority to take and shall not take any action on behalf of the Partnership in violation of any of the following restrictions:


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                  (i) No bankruptcy or insolvency filing or similar proceeding for the Partnership may be commenced, and no bankruptcy or insolvency filing or similar proceeding may be commenced as to the General Partner on its own behalf or as General Partner on behalf of the Partnership.

                  (ii) The Partnership and the General Partner are prohibited from creating, incurring or assuming any indebtedness other than the Loan and any subordinate financing permitted under the Loan Documents.

                  (iii) The Partnership and the General Partner are prohibited from liquidating or dissolving or consenting to the liquidation or dissolution, in whole or in part, of either the Partnership or the General Partner.

                  (iv) The Partnership and the General Partner may not consolidate, merge, or enter into any form of combination with or into any other entity or convey, transfer or lease its assets substantially as an entirety to any entity, except for a transfer of the Property to the manager pursuant to the purchase option in the Management Agreement or permit any entity to consolidate, merge or enter into any form of combination with or into the Partnership or the General Partner, as the case may be, or convey, transfer or lease its assets substantially as an entirety to the Partnership or the General Partner, as the case may be.

                  (b) Notwithstanding anything in this Agreement to the contrary, the General Partner shall not have the right or the power to make any commitment or engage in any undertaking on behalf of the Partnership in respect of a Major Decision (as hereinafter defined) unless and until such Major Decision has been approved in writing by all of the Limited Partners. The term "Major Decision," as used in this Agreement, means any decisions with respect to the following matters:

                  (i) All financing and refinancing decisions pertaining to indebtedness owing, directly or indirectly, to and/or by the Partnership.

                  (ii) Any amendment, modification, change or restatement of this Agreement.

                  (iii) Any capital expenditures in excess of $50,000 on any Property that has already been developed.

                  (iv) The assignment of any interests in the Partnership except as expressly provided by the terms of this Agreement.

                  (v) Any amendment, modification or change to the Management Agreement or the Development Agreement.


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                  (vi) The engagement by the Partnership in any business other than as set forth in Section 2.3 above.

                  (vii) The transaction of business with Affiliates of Partners except as set forth herein.

                  (viii) The execution of any guarantees, indemnities, sureties or similar commitments on behalf of the Partnership.

                  (ix) Any decision to cause the Partnership to loan funds to any person, and the terms on which any such loan is made.

                  (x)      Any act in contravention of this Agreement.

                  (xi) The addition of a tract of land to the defined term "Properties" or a change in the use of the Property.

                  (xii) The admission of any new Partners to the Partnership (except as otherwise allowed herein) or the appointment of any additional General Partner.

                  (xiii) Any other act which the Revised Act specifically requires to be approved by all the Partners.

Section 7.3       Duties and Obligations of the General Partner

         The General Partner shall manage and control the Partnership, its business and affairs. During the continuance of the Partnership, the General Partner shall diligently and faithfully devote such time to the management of the business of the Partnership as it deems reasonably necessary.

Section 7.4 Tax Matters Partner. See Section 4.4 of Exhibit C attached hereto.

Section 7.5       Liability; Indemnification

         The General Partner and its Affiliates shall not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by it pursuant to the authority granted to it by this Agreement, other than for fraud, willful malfeasance or gross negligence. The Partnership shall and hereby does indemnify and save harmless the General Partner, the Limited Partners and their Affiliates to the greatest extent permitted by the Revised Act from any loss, damage, claim or liability, including but not limited to, reasonable attorney's fees and expenses, incurred by them by reason of any act performed by the General Partner, the Limited Partners or their Affiliates on behalf of the Partnership, including, without limitation, their activities in winding up and liquidating the Partnership, or in furtherance of the Partnership's interests, except that the General Partner and its Affiliates shall not be indemnified for actions by the General Partner or its Affiliates which constitute a breach of any of their obligations under this Agreement, fraud, willful malfeasance or


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gross negligence, provided, however, that the indemnity and save harmless provided for in this sentence shall be satisfied out of Partnership assets only and no Partner shall have any personal liability on account thereof.

Section 7.6       Fees to and Reimbursement of the General Partner

         The Limited Partners acknowledge that the General Partner or its Affiliates will receive $5,833 per month beginning April 1, 1998 as an asset management fee. The General Partner and its Affiliates shall also be entitled to receive reimbursement of their expenses, but shall not be entitled to receive any other fees. The General Partner and its Affiliates shall receive reimbursement for all reasonable expenses advanced by the General Partner and its Affiliates on behalf of the Partnership and all expenses incurred during the operation of the Partnership.

                                  ARTICLE VIII

                           ALLOCATIONS; DISTRIBUTIONS

Section 8.1       Allocations of Income and Loss

         All items of income or loss of the Partnership shall be allocated to the Partners in accordance with the provisions of Exhibit C attached hereto, which are hereby incorporated by reference for all purposes of this Agreement.

Section 8.2       Partnership Distributions of Cash

         During the term hereof, periodically, but not less frequently than annually, Net Cash Flow of the Partnership shall be distributed to the Partners in accordance with their Percentage Interests.

                                   ARTICLE IX

                       ASSIGNABILITY OF GENERAL PARTNER'S
                AND LIMITED PARTNER'S INTERESTS; PURCHASE OPTION

Section 9.1       Restrictions on Transfers

         Except as provided in Section 9.5 hereof, a Partner may not sell, assign, transfer, encumber, or dispose of, by operation of law or otherwise, any interest in the Partnership or in the property or assets of the Partnership without the prior written consent of the other Partners, which in the other Partners' absolute discretion may be withheld. Additionally, any such disposition must comply with the provisions hereinafter stated in this Article IX.

Section 9.2       Assignment of a Limited Partner's Interest


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                  (a) Except as otherwise provided in this Agreement, an
         assignee of the whole or any portion of a Partner's interest in the Partnership shall not have the right to become a Partner in place of its assignor unless (i) its assignor shall have designated such intention in the instrument of assignment; (ii) the written consent of the other Partners to such substitution shall have been obtained, which consent, in the other Partners' absolute discretion, may be withheld;
         (iii) the assignment instrument shall have been in form and substance satisfactory to the other Partner; (iv) the assignor and assignee named therein shall have executed and acknowledged such other instrument or instruments as the other Partners may deem necessary or desirable to effectuate such admission; and (v) the assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended.

                  (b) In any event, the Partnership and the other Partners shall be entitled to treat an assignor of a Partner's interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the foregoing requirements have been satisfied.

                  (c) The Partnership shall, upon satisfaction of the foregoing requirements, thereafter pay all further distributions or profits or other compensation by way of income or return of capital on account of the interest so assigned to the assignee. In the absence of notice to the other Partners and approval thereof in writing by them of the assignment of a Partner's interest, whether by operation of law or otherwise, any payment to an assigning Partner, or to his assigns, executors, administrators, or legal representative, shall acquit the Partnership of liability to the extent of such payment as to any other person, whether claiming as a remote or immediate assignee of the Partner, or by reason of its death, legal disability, bankruptcy, insolvency, or otherwise.

                  (d) All costs (including, without limitation, legal and other professional fees) incurred by the Partnership, the other Partners, and the assigning Partner relating to any transfer contemplated by this
         Article IX, shall be charged to, and shall be the sole expense of, the assigning Partner.

Section 9.3       Withdrawal of a Partner

         Except as otherwise specifically permitted by this Agreement, no Partner shall be entitled to withdraw or retire from the Partnership.

Section 9.4 Death, Legal Incompetency, Bankruptcy or Dissolution of Limited Partner

         The death, legal incompetency, bankruptcy, dissolution or other disability of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death, legal incompetency, bankruptcy, dissolution or other disability of a Limited Partner, the estate, personal representative, trustee, guardian or other successor in interest of such Limited Partner shall have all the rights and obligations and be liable for all the liabilities of the Limited Partner in the Partnership to the extent


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of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partner which may be withheld at its sole discretion, may be substituted for such Limited Partner.

Section 9.5       Purchase Option of Capital Senior Living Properties, Inc.

         At any time, Capital Senior Living shall have the right, but not the obligation, to purchase all, but not less than all, of the interests owned by the General Partner and Fail for an amount equal to the amount of money that each such Partner paid for their respective interests in the Partnership, plus non-compounding interest of 12% per annum from the date such amounts were paid to the date the option described herein is exercised. The Partners, by executing this Agreement, hereby agree that the future value of such interests is speculative and that the formula set forth above is the Partners' best estimate of the fair market value of such interests as of the date of the exercise of such option.

                                    ARTICLE X

                       DURATION, DISSOLUTION, TERMINATION,
                       WINDING UP, REMOVAL OF THE GENERAL
                 PARTNER AND RESIGNATION OF THE GENERAL PARTNER

Section 10.1      Dissolution and Termination

         Subject to the provisions of Section 7.2(c) hereof, the Partnership shall be dissolved only upon the occurrence of any of the following events:

                  (a)      The expiration of the fixed term of the Partnership;

                  (b) The withdrawal or removal of the General Partner, the assignment by the General Partner of all its interest in the Partnership, or any other event that causes the General Partner to cease to be a general partner under the Revised Act, provided that any such event shall not constitute a event of dissolution if the Partnership is continued pursuant to Section 10.2;

                  (c) The sale or other disposition of all or substantially all of the assets of the Partnership and the collection of the proceeds therefrom; and

                  (d)      The mutual consent of the Partners.

Section 10.2      Continuation of Business

         The Partners hereby agree that notwithstanding any provision of the Revised Act, the Partnership shall not dissolve prior to the occurrence of any event set forth in Section 10.1 above. Upon the occurrence of any event set forth in Section 10.1 above, the Partnership shall not be


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dissolved or required to be wound up if (i) at the time of such event there is a remaining General Partner and that General Partner carries on the business of the Partnership or (ii) within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners.

Section 10.3      Winding Up of the Partnership

         Upon dissolution of the Partnership as provided in Section 10.1, the Partnership shall be wound up, and the General Partner (or if there is no General Partner, a substitute General Partner elected by the Limited Partner) will take full account of the Partnership's assets and liabilities, the assets will be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in accordance with the provisions of Section
10.4. Notwithstanding the foregoing, the General Partner, with the consent of the Limited Partners, may determine not to sell all or any portion of the assets of the Partnership, in which event there shall be distributed to each of the Partners its interest in the remaining assets of the Partnership.

Section 10.4      Sale or Liquidation

         In the case of a sale or other disposition of all or substantially all of the assets of the Partnership or termination and liquidation of the Partnership, the net proceeds of such sale or liquidation, shall be applied and distributed, after crediting or charging the Partners' capital accounts pursuant to Article VIII and as cash is received by the Partnership in the following order of priority on or before the end of the taxable year in which the Partnership liquidates (or, if later, within 90 days after the date of such liquidation):

                  (a) To the payment of the debts and liabilities of the Partnership (other than debts of the Partnership to the Partners) and the expenses of sale and liquidation.

                  (b) To the setting up of any reserves which the General Partner determines are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of, or in connection with, the Partnership. Such reserves may be held by the General Partner for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner may deem advisable, to distribute the balance thereafter remaining as provided herein.

                  (c) To the Partners in repayment of debts of the Partnership to the Partners.


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                  (d) To the Partners in proportion to and to the extent of the remaining amounts of their respective positive capital accounts, as such accounts have heretofore been adjusted pursuant to this Agreement.

                  (e) The remaining assets, if any, shall be distributed to the Partners in accordance with their Percentage Interests.

         Should assets other than cash be distributed, the amount by which the fair market value of the assets, if any, to be distributed exceeds or is less than the basis of such assets shall, to the extent not otherwise recognized by the Partnership, be taken into account in computing gain or loss of the Partnership for purposes of crediting or charging the capital accounts of, and distributing proceeds to, the Partners.

Section 10.5      Removal and Replacement of the General Partner

         The General Partner may be removed by either Limited Partner without further action for "cause," which means (i) any petition shall be filed by the General Partner, or any petition shall be filed against the General Partner and not vacated within 30 days, under any section or chapter of the present or future federal Bankruptcy Code or under any similar state or federal law, (ii) upon final judicial determination that the General Partner (1) was grossly negligent in its failure to perform its obligations under this Agreement, or (2) committed a fraud upon the Partners or upon the Partnership, or (3) committed a felony in connection with the management of the Partnership or its business, or
(4) was in material breach of its obligations under this Agreement, or (iii) transfer of the General Partner's interest in the Partnership or withdrawal from the Partnership without approval of the Limited Partners. In the event of removal or resignation of the General Partner, it shall be deemed to have surrendered to the Partnership its entire interest in the Partnership and shall be entitled to no compensation therefor.

                                   ARTICLE XI

                        ACCOUNTS AND RECORDS: ACCOUNTANTS

Section 11.1      Accounting Methods: Fiscal Year

         The books of account of the Partnership shall be kept on the accrual method of accounting. The fiscal year of the Partnership shall end on December 31 of each year except upon termination.

Section 11.2      Records and Books of Account

                  (a) The General Partner shall maintain, or cause to be maintain complete and accurate records and books of account of all transactions of the Partnership wherein shall be entered all transactions, matters and things relating to the Partnership's business as are usually entered into books of account kept by persons engaged in a business of a like character, all on the method of accounting determined in accordance with Section 11.1, consistently applied.

                  (b) All of such records and books of account together with all other documents and files of the Partnership, including but not limited to copies of all documents prepared by the General Partner and all correspondence, shall, at all times, be kept at the main office of the Partnership or such other place as may be designated by the General Partner and to which the Partners shall have reasonable access as hereinafter provided, and all such records, books of account, documents and files shall be the exclusive property of the Partnership. In the event of the termination of the Partnership interest of the General Partner, all such records, books of account, documents and files shall remain in the exclusive possession of the Partnership. At any time and from time to time while the Partnership continues and until its complete liquidation (but only during reasonable business hours), each Partner may, at its own expense and upon reasonable prior written notice to the General Partner, fully examine, inspect, make copies and audit the Partnership's books, records, accounts and assets, including but not limited to bank balances and physical inspection of the Property or an audit to be made by any competent accountant or other professional employed by it at its expense.

Section 11.3      Annual Examination and Tax Returns

                  (a) The books of the Partnership shall be brought to date annually each year by the General Partner or the Accountants. The General Partner or the Accountants shall determine and prepare for such fiscal year, using the method of accounting determined in accordance with Section 11.1, consistently applied, such financial statements as are required by the Loan.

                  (b) The General Partner or the Accountants shall also prepare all tax returns which the Partnership is required to file and the same shall be filed by the General Partner within the time prescribed by law for the filing of each such return.

                  (c) At the election of the General Partner, the Accountants shall perform an audit in accordance with generally accepted auditing standards. The financial statements and audit report shall be delivered to each Partner in the Partnership.

Section 11.4      Bank Accounts

         The cash Capital Contributions of the Partners and other funds of the Partnership shall be deposited in a bank account or accounts which shall be separately owned by the Partnership and maintained by the General Partner. Withdrawals shall be made only in the regular course of partnership business on the signature of the General Partner or its designee. All funds not needed in the operation of the business may be deposited, to the extent permitted by applicable law, in interest bearing accounts or invested in short-term U.S. Government obligations, U.S. Government guaranteed obligations, bank certificates of deposit or other liquid high-grade investments, maturing, in any event, within one year.

Section 11.5      Reports to Limited Partners

         As soon as reasonably practicable but no later than thirty (30) days after the end of each month, the General Partner shall cause to be prepared and furnished to the Limited Partners income statements and balance sheets for such month. As soon as reasonably practicable but no later than seventy-five (75) days after the end of each fiscal year, the General Partner shall cause to be prepared and furnished to the Limited Partners the following: (i) all necessary tax reporting information required by the Limited Partners for preparation of their respective income tax return and (ii) all information necessary for such Limited Partner to comply with all reporting requirements imposed by the securities laws of the United States or any state thereof. Upon the reasonable request of the Limited Partners for further information with respect to any matter with respect to the Partnership, the General Partner shall furnish such information within ten (10) days after such request.


                                  ARTICLE XIII

                               GENERAL PROVISIONS

Section 12.1      Recipient of Distributions and Payments

         All distributions and payments of cash or property to be made pursuant to the provisions of this Agreement shall be made directly to the parties who are entitled thereto at their respective addresses indicated on Exhibit B or elsewhere in this Agreement or at such other address as shall have been set forth in a notice sent pursuant to the provisions of Section 12.2.

Section 12.2      Communications

         Except as otherwise expressly provided in this Agreement, any offer, acceptance, election, approval, consent, objection, certification, request waiver, notice or other document required or permitted to be made or given pursuant to any provisions of this Agreement shall be deemed duly made or given, as the case may be, if in writing, signed by or on behalf of the person making or giving the same, and shall be deemed completed when either personally delivered (with receipt acknowledged by the recipient) or three days after deposited through the U.S. mail, registered or certified, first class, postage prepaid, addressed to the person or persons to whom such offer, acceptance, election, approval, consent, certification, request, waiver or notice is to be made or given at their respective addresses indicated on Exhibit B and, in the case of the Partnership, at the office of the Partnership specified in Section
2.2 of this Agreement, or, in any case, at such other address as shall have been set forth in a notice sent pursuant to the provisions of this Section 12.2.

Section 12.3      Entire Agreement; Applicable Law; Effect

         This Agreement contains the entire agreement by and among the parties and supersedes any prior understandings and agreements among them respecting the subject hereof. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED IN CONFORMITY WITH THE LAWS OF THE STATE OF TEXAS, and within the County of Dallas, State of Texas, without giving effect to principles of conflicts of law, and whether in state or federal courts. This Agreement shall be binding upon the parties hereto, their successors, heirs, devisees, permitted assigns, legal representatives, executors and administrators but shall not be deemed for the benefit of creditors or any other Persons.

Section 12.4      Modification; Waiver or Termination

         Except as otherwise expressly provided in this Agreement, no modification, waiver, or termination of this Agreement, or any part hereof, shall be effective unless made in writing signed by the party or parties to be bound thereby, and no failure to pursue or elect any remedy shall constitute a waiver of any default under or breach of any provision of this Agreement, nor shall any waiver of any default under or breach of any provision of this Agreement be deemed to be a waiver of any other subsequent or similar or different default under or breach of such or any other provision or of any election or remedies available in connection therewith. Receipt by any party of any money or other consideration due under this Agreement, with or without knowledge of any breach or default, shall not constitute a waiver of such breach or default of any provision of this Agreement.

Section 12.5      Counterparts

         This Agreement may be executed in one or more counterparts and, notwithstanding that all of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed to be an original, and all of such counterparts shall constitute one and the same instrument binding on all of the parties hereto.

Section 12.6      Separability

         Each provision of this Agreement shall be considered separable and (a) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and (b) if for any reason any provision or provisions of this Agreement would subject the Limited Partners to any personal liability for the obligations of the Partnership under the laws of the State of Texas or any other laws, as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

Section 12.7      Article and Section Headings

         Article and Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of any of the provisions hereof.

Section 12.8      Word Meanings

         The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 12.9      Exhibits

         All exhibits annexed hereto and any documents or instruments delivered simultaneously herewith are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such writings or elsewhere shall be deemed to refer to and include all such writings.

Section 12.10     Further Actions

         Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the revisions hereof.

Section 12.11     Prohibition Re Partition

         Each of the parties hereto does hereby permanently waive and relinquish any and all rights it may have to cause the assets of the Partnership to be partitioned, it being the intention of the parties to prohibit any parties hereto from bringing a suit for partition against the other parties hereto.

Section 12.12  Agreements with Capital Affiliates and the Loan

         The Partnership hereby ratifies and agrees to be bound by agreements that the Partnership has entered into with Affiliates of Capital Senior Living, including, the Management Agreement, the Development Agreement and that certain Development and Turnkey Services Agreement by and between the Partnership and Capital Senior Development, Inc. In addition, the Partnership hereby ratifies and agrees to be bound by the Loan and the Loan Documents.

Section 12.13              Noncompete of General Partner

         The General Partner agrees that as long as the General Partner is the general partner of the Partnership and for one (1) year after the General Partner is no longer the general partner of the Partnership neither the General Partner nor its Affiliates will acquire, own, develop, complete the development of, or manage any senior living facility providing the same level of services as any senior living facility owned or leased by the Partnership within a seven and one-half mile radius of a senior living facility owned or leased by the Partnership.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    GENERAL PARTNER:

                                    Triad Senior Living, Inc.,
                                    a Texas corporation

                                    By:/s/ BLAKE N. FAIL
                                       -----------------------------------------
                                    Name: Blake N. Fail
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

                                    LIMITED PARTNERS:

                                    Capital Senior Living Properties, Inc.
                                    a Texas corporation

                                    By: /s/ DAVID R. BRICKMAN
                                       -----------------------------------------
                                    Name: David R. Brickman
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------


                                    --------------------------------------------
                                    Blake N. Fail

                                    WITHDRAWING GENERAL PARTNER:

                                    Capital Retirement Group, Inc.,
                                    a Texas corporation

                                    By: /s/ JAMES A. STROUD
                                       -----------------------------------------
                                    Name: James A. Stroud
                                         ---------------------------------------
                                    Title: Chief Operating Officer
                                          --------------------------------------


                                    WITHDRAWING LIMITED PARTNERS:

                                    JAS Trust

                                    By: /s/ JAMES A. STROUD
                                       -----------------------------------------
                                    Name: James A. Stroud
                                         ---------------------------------------
                                    Title: Chief Operating Officer
                                          --------------------------------------


                                    /s/ JEFFREY L. BECK
                                    --------------------------------------------
                                    Jeffrey L. Beck

                                   EXHIBIT "A"

                              Property Description

                                  EXHIBIT "B"


                                          Capital Contribution      Interest
                                          --------------------      --------
General Partner

Triad Senior Living, Inc.                 $          1.00             1%
14332 Regency Place
Dallas, Texas 75240

Limited Partners

Blake N. Fail                             $  1,320,976.00            80%
14332 Regency Place
Dallas, Texas 75240

Capital Senior Living Properties, Inc.    $    330,243.00            19%
14160 Dallas Parkway
Suite 300
Dallas, Texas 75240

                                   EXHIBIT "C"

                              Allocation Provisions